Exhibit 20

SERVICER’S CERTIFICATE

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-2 Owner Trust

10/1/2004 through 10/31/2004

I. ORIGINAL DEAL PARAMETER INPUTS
(A) Total Portfolio Balance	$1,872,756,536.96
(B) Total Securities Balance	$1,872,756,536.96
(C) Class A-1 Notes
(i) Class A-1 Notes Balance	$471,000,000.00
(ii) Class A-1 Notes Percentage (C(i)/B)	25.15%
(iii) Class A-1 Notes Rate	1.63000%
(iv) Class A-1 Notes Accrual Basis	Actual/360
(D) Class A-2 Notes
(i) Class A-2 Notes Balance	$534,000,000.00
(ii) Class A-2 Notes Percentage (D(i)/B)	28.51%
(iii) Class A-2 Notes Rate	2.520%
(iv) Class A-2 Notes Accrual Basis	30/360
(E) Class A-3 Notes
(i) Class A-3 Notes Balance	$535,000,000.00
(ii) Class A-3 Notes Percentage (E(i)/B)	28.57%
(iii) Class A-3 Notes Rate	3.300%
(iv) Class A-3 Notes Accrual Basis	30/360
(F) Class A-4 Notes
(i) Class A-4 Notes Balance	$271,900,000.00
(ii) Class A-4 Notes Percentage (F(i)/B)	14.52%
(iii) Class A-4 Notes Rate	3.810%
(iv) Class A-4 Notes Accrual Basis	30/360
(G) Certificates
(i) Certificates Balance	$60,856,536.96
(ii) Certificates Percentage (G(i)/B)	3.25%
(iii) Certificates Rate	3.810%
(iv) Certificates Accrual Basis	30/360
(H) Servicing Fee Rate	1.00%
(I) Portfolio Summary
(i) Weighted Average Coupon (WAC)	4.39%
(ii) Weighted Average Original Maturity (WAOM)	58.52 months
(iii) Weighted Average Remaining Maturity (WAM)	50.49 months
(iv) Number of Receivables	126,088
(J) Reserve Fund
(i) Reserve Account Initial Deposit Percentage	0.50%
(ii) Reserve Account Initial Deposit	$9,363,782.68
(iii) Specified Reserve Account Percentage	0.75%
(iv) Specified Reserve Account Balance	$14,045,674.03
(K) Yield Supplement Account Deposit	$22,749,280.19

II. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS
(A) Total Portfolio Balance	$1,648,104,050.64
(B) Total Securities Balance	$1,648,104,050.64
(C) Cumulative Note and Certificate Pool Factor	0.8800418
(D) Class A-1 Notes
(i) Class A-1 Notes Balance	$246,347,513.68
(ii) Class A-1 Notes Pool Factor	0.5230308
(iii) Class A-1 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-1 Notes Principal Carryover Shortfall	$0.00
(E) Class A-2 Notes
(i) Class A-2 Notes Balance	$534,000,000.00
(ii) Class A-2 Notes Pool Factor	1.0000000
(iii) Class A-2 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-2 Notes Principal Carryover Shortfall	$0.00
(F) Class A-3 Notes
(i) Class A-3 Notes Balance	$535,000,000.00
(ii) Class A-3 Notes Pool Factor	1.0000000
(iii) Class A-3 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-3 Notes Principal Carryover Shortfall	$0.00
(G) Class A-4 Notes
(i) Class A-4 Notes Balance	$271,900,000.00
(ii) Class A-4 Notes Pool Factor	1.0000000
(iii) Class A-4 Notes Interest Carryover Shortfall	$0.00
(iv) Class A-4 Notes Principal Carryover Shortfall	$0.00
(H) Certificates
(i) Certificates Balance	$60,856,536.96
(ii) Certificates Pool Factor	1.0000000
(iii) Certificates Interest Carryover Shortfall	$0.00
(iv) Certificates Principal Carryover Shortfall	$0.00
(I) Servicing Fee
(i) Servicing Fee Shortfall	$0.00
(J) End of Prior Month Account Balances
(i) Reserve Account	$14,045,674.03
(ii) Yield Supplement Account	$18,734,160.32
(iii) Payahead Account	$0.00
(iv) Advances Outstanding	$767,374.86
(K) Portfolio Summary as of End of Prior Month
(i) Weighted Average Coupon (WAC)	4.35%
(ii) Weighted Average Remaining Maturity (WAM)	46.82 months
(iii) Number of Receivables	119,870
(L) Note and Certificate Principal Distribution Percentages
(i) Note Percentage	100.00%
(ii) Certificate Percentage	0.00%

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-2 Owner Trust

10/1/2004 through 10/31/2004

III. MONTHLY INPUTS FROM THE MAINFRAME
(A) Precomputed Contracts Principal
(i) Scheduled Principal Collections					$0.00
(ii) Prepayments in Full					$0.00
(iii) Prepayments in Full due to Repurchases					$0.00
(B) Precomputed Contracts Collections					$0.00
(C) Precomputed Receivables Interest (B-A((i)+(ii)+(iii)))					$0.00
(D) Simple Interest Receivables Principal
(i) Principal Collections					$37,050,386.63
(ii) Prepayments in Full					$16,518,330.85
(iii) Repurchased Receivables Related to Principal					$0.00
(E) Simple Interest Receivables Interest
(i) Simple Interest Collections					$5,842,267.06
(F) Payment Advance for Precomputes
(i) Reimbursement of Previous Advances					$0.00
(ii) Current Advance Amount					$0.00
(G) Interest Advance for simple Interest - Net					$(11,441.96)
(H) Payahead Account
(i) Payments Applied					$0.00
(ii) Additional Payaheads					$0.00
(I) Portfolio Summary as of End of Month
(i) Weighted Average Coupon (WAC)					4.33%
(ii) Weighted Average Remaining Maturity (WAM)					45.96 months
(iii) Remaining Number of Receivables					118,141

	# Units		Dollar Amount
(J) Delinquent Receivables
(i) 31-60 Days Delinquent	2,287	1.94%	$29,335,821.78	1.84%
(ii) 61-90 Days Delinquent	300	0.25%	$3,700,392.51	0.23%
(ii) 91 Days or More Delinquent	57	0.05%	$605,615.74	0.04%
(K) Vehicles Repossessed During Collection Period	53	0.04%	$845,002.52	0.05%
(L) Total Repossessed Vehicles in Inventory	85	0.07%	$1,400,727.11	0.09%

IV. INPUTS DERIVED FROM OTHER SOURCES
(A) Collection Account Investment Income					$0.00
(B) Reserve Account Investment Income					$19,158.48
(C) Yield Supplement Account Investment Income					$26,089.28
(D) Trust Fees Expense					$0.00
(E) Aggregate Net Losses for Collection Period					511,721.49
(F) Liquidated Receivables Information
(i) Gross Principal Balance on Liquidated Receivables					966,233.65
(ii) Liquidation Proceeds					426,135.22
(ii) Recoveries from Prior Month Charge Offs					28,376.94
(G) Days in Accrual Period					31
(H) Deal age					5

MONTHLY COLLECTIONS

V. INTEREST COLLECTIONS
(A) Total Interest Collections (III(C)+E(i)-F(i)+F(ii)+G)					$5,830,825.10

VI. PRINCIPAL COLLECTIONS
(A) Principal Payments Received (III(A((i)+(ii))+(D(i)+(ii)))					$53,568,717.48
(B) Liquidation Proceeds (IV(F(i)))					426,135.22
(C) Repurchased Loan Proceeds Related to Principal (III(A(iii)+D(iii)))					0.00
(D) Recoveries from Prior Month Charge Offs (IV(F(ii)))					28,376.94

(E) Total Principal Collections (A+B+C+D)					$54,023,229.64

VII. TOTAL INTEREST AND PRINCIPAL COLLECTIONS (V(A)+VI(E))					$59,854,054.74

VIII. YIELD SUPPLEMENT DEPOSIT					$904,150.01

IX. TOTAL AVAILABLE AMOUNT (VII+VIII)					$60,758,204.75

MONTHLY DISTRIBUTIONS

X. FEE DISTRIBUTIONS
(A) Servicing Fee
(i) Servicing Fee Due (I(H)/12)(II(B))+(II(H)(i))					$1,373,420.04
(ii) Servicing Fee Paid					1,373,420.04

(iii) Servicing Fee Shortfall					$0.00
(B) Reserve Account Investment Income (IV(B))					$19,158.48
(C) Yield Supplement Account Investment Income (IV(C))					$26,089.28
(D) Trust Fees Expense (IV(D))					$0.00

XI. DISTRIBUTIONS TO NOTEHOLDERS
(A) Interest
(i) Class A-1 Notes
(a) Class A-1 Notes Interest Due					$345,776.11
(b) Class A-1 Notes Interest Paid					345,776.11

(c) Class A-1 Notes Interest Shortfall					$0.00
(ii) Class A-2 Notes
(a) Class A-2 Notes Interest Due					$1,121,400.00
(b) Class A-2 Notes Interest Paid					1,121,400.00

(c) Class A-2 Notes Interest Shortfall					$0.00
(iii) Class A-3 Notes
(a) Class A-3 Notes Interest Due					$1,471,250.00
(b) Class A-3 Notes Interest Paid					1,471,250.00

(c) Class A-3 Notes Interest Shortfall					$0.00

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-2 Owner Trust

10/1/2004 through 10/31/2004

(iv) Class A-4 Notes
(a) Class A-4 Notes Interest Due		$863,282.50
(b) Class A-4 Notes Interest Paid		863,282.50

(c) Class A-4 Notes Interest Shortfall		$0.00
(v) Total Note Interest
(a) Total Note Interest Due		$3,801,708.61
(b) Total Note Interest Paid		3,801,708.61

(c) Total Note Interest Shortfall		$0.00
(d) Reserve Account Withdrawal for Note Interest		$0.00
Amount available for distributions after Fees & Interest (IX-(X(A)(ii)-(D))-XI(A)(v)(b))		$55,583,076.10
(B) Principal
(i) Noteholders’ Principal Distribution Amounts		$54,534,951.13
(ii) Class A-1 Notes Principal
(a) Class A-1 Notes Principal Due		$54,534,951.13
(b) Class A-1 Notes Principal Paid		54,534,951.13

(c) Class A-1 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iii) Class A-2 Notes Principal
(a) Class A-2 Notes Principal Due		$0.00
(b) Class A-2 Notes Principal Paid		0.00

(c) Class A-2 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(iv) Class A-3 Notes Principal
(a) Class A-3 Notes Principal Due		$0.00
(b) Class A-3 Notes Principal Paid		0.00

(c) Class A-3 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(v) Class A-4 Notes Principal
(a) Class A-4 Notes Principal Due		$0.00
(b) Class A-4 Notes Principal Paid		0.00

(c) Class A-4 Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00
(vi) Total Notes Principal
(a) Total Notes Principal Due		54,534,951.13
(b) Total Notes Principal Paid		54,534,951.13

(c) Total Notes Principal Shortfall		$0.00
(d) Reserve Account Withdrawal		$0.00

XII. RESERVE FUND DEPOSIT
Amount available for deposit into reserve account		$1,048,124.97
Amount deposited into reserve account		0.00
Excess Amount Released from Reserve Account		0.00

Excess funds available to Certificateholders		1,048,124.97

XIII. DISTRIBUTIONS TO CERTIFICATEHOLDERS
(A) Interest
(i) Certificate Monthly Interest Due		$193,219.50
(ii) Certificate Interest Shortfall Beginning Balance		$0.00

(iii) Total Certificate Interest Due		$193,219.50
(iv) Certificate Interest Paid		193,219.50

(v) Certificate Interest Shortfall Ending Balance		$0.00
(B) Principal
(i) Certificate Monthly Principal Due		$0.00
(ii) Certificate Principal Shortfall Beginning Balance		$0.00

(iii) Total Certificate Principal Due		$0.00
(iv) Certificate Principal Paid		0.00

(v) Certificate Principal Shortfall Ending Balance		$0.00
(C) Release to Seller		$854,905.47

DISTRIBUTIONS SUMMARY

(A) Total Collections		$60,758,204.75
(B) Service Fee		$1,373,420.04
(C) Trustee Fees		0.00
(D) Class A1 Amount		$54,880,727.24
(E) Class A2 Amount		$1,121,400.00
(F) Class A3 Amount		$1,471,250.00
(G) Class A4 Amount		$863,282.50
(H) Amount Deposited into Reserve Account		$0.00
(I) Certificateholders		$193,219.50
(J) Release to seller		$854,905.47
(K) Total amount distributed		$60,758,204.75
(L) Amount of Draw from Reserve Account		0.00
(M) Excess Amount Released from Reserve Account		0.00

PORTFOLIO AND SECURITY SUMMARY

	Beginning of Period	End of Period
XIV. POOL BALANCES AND PORTFOLIO INFORMATION
(A) Balances and Principal Factors
(i) Aggregate Balance of Notes	$1,587,247,513.68	$1,532,712,562.55
(ii) Note Pool Factor	0.8760128	0.8459145
(iii) Class A-1 Notes Balance	246,347,513.68	191,812,562.55
(iv) Class A-1 Notes Pool Factor	0.5230308	0.4072454
(v) Class A-2 Notes Balance	534,000,000.00	534,000,000.00
(vi) Class A-2 Notes Pool Factor	1.0000000	1.0000000
(vii) Class A-3 Notes Balance	535,000,000.00	535,000,000.00
(viii) Class A-3 Notes Pool Factor	1.0000000	1.0000000
(ix) Class A-4 Notes Balance	271,900,000.00	271,900,000.00
(x) Class A-4 Notes Pool Factor	1.0000000	1.0000000

AMERICAN HONDA FINANCE CORPORATION

MONTHLY SERVICER REPORT — Honda Auto Receivables 2004-2 Owner Trust

10/1/2004 through 10/31/2004

(xi) Certificates Balance			60,856,536.96		60,856,536.96
(xii) Certificates Pool Factor			1.0000000		1.0000000
(xiii) Total Principal Balance of Notes and Certificates			1,648,104,050.64		1,593,569,099.51
(B) Portfolio Information
(i) Weighted Average Coupon (WAC)			4.35%		4.33%
(ii) Weighted Average Remaining Maturity (WAM)			46.82 months		45.96 months
(iii) Remaining Number of Receivables			119,870		118,141
(iv) Portfolio Receivable Balance			$1,648,104,050.64		$1,593,569,099.51
(C) Outstanding Advance Amount			$767,374.86		$755,932.90
(D) Outstanding Payahead Balance			$0.00		$0.00

SUMMARY OF ACCOUNTS

XV. RECONCILIATION OF RESERVE ACCOUNT
(A) Beginning Reserve Account Balance					$14,045,674.03
(B) Draws					0.00
(i) Draw for Servicing Fee					0.00
(ii) Draw for Interest					0.00
(iii) Draw for Realized Losses					0.00
(C) Excess Interest Deposited into the Reserve Account					0.00
(D) Reserve Account Balance Prior to Release					14,045,674.03
(E) Reserve Account Required Amount					14,045,674.03
(F) Final Reserve Account Required Amount					14,045,674.03
(G) Excess Reserve Account Amount					0.00
(H) Release of Reserve Account Balance to Seller					0.00
(I) Ending Reserve Account Balance					14,045,674.03

XVI. RECONCILIATION OF YIELD SUPPLEMENT ACCOUNT
(A) Beginning Yield Supplement Account Balance					18,734,160.32
(B) Investment Earnings					26,089.28
(C) Investment Earnings Withdraw					26,089.28
(D) Additional Yield Supplement Amounts					0.00
(E) Yield Supplement Deposit Amount					904,150.01
(F) Release of Yield Deposit Account Balance to Seller					0.00

(G) Ending Yield Supplement Account Balance					17,830,010.31

XVII. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
(A) Liquidated Contracts
(i) Liquidation Proceeds					$426,135.22
(ii) Recoveries on Previously Liquidated Contracts					28,376.94
(B) Aggregate Net Losses for Collection Period					511,721.49
(C) Net Loss Rate for Collection Period (annualized)					0.38%
(D) Cumulative Net Losses for all Periods					1,057,764.69

	# Units		Dollar Amount
(E) Delinquent Receivables
(i) 30-59 Days Delinquent	2,287	1.94%	$29,335,821.78	1.84%
(ii) 60-89 Days Delinquent	300	0.25%	$3,700,392.51	0.23%
(ii) 90 Days or More Delinquent	57	0.05%	$605,615.74	0.04%

	# Units		Dollar Amount
XVIII. REPOSSESSION ACTIVITY
(A) Vehicles Repossessed During Collection Period	53	0.04%	$845,002.52	0.05%
(B) Total Repossessed Vehicles in Inventory	85	0.07%	$1,400,727.11	0.09%

XIX. TESTS FOR INCREASE IN SPECIFIED RESERVE ACCOUNT BALANCE
(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period
(i) Second Preceding Collection Period					0.13%
(ii) Preceding Collection Period					0.23%
(iii) Current Collection Period					0.38%
(iv) Three Month Average (Avg(i,ii,iii))					0.25%
(B) Ratio of Balance of Contracts Delinquent 61 Days or More to the Outstanding Balance of Receivables.
(i) Second Preceding Collection Period					0.33%
(ii) Preceding Collection Period					0.31%
(iii) Current Collection Period					0.37%
(iv) Three Month Average (Avg(i,ii,iii))					0.34%

(C) Loss and Delinquency Trigger Indicator	Trigger was not hit.

I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.

By:	/s/ Mr. John Weisickle
Mr. John Weisickle
Vice President